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                                                                     Exhibit 5.1


                                                  July 24, 2001



The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota 55102

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 2,500,000 shares (the "Securities") of common stock, without par value, of The St. Paul Companies, Inc., a Minnesota corporation (the "Company") and an indeterminate number of plan interests, to be offered and sold pursuant to the Company's Savings Plus Plan, as amended (the "Plan"), I, as Senior Vice President of the Company, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion, when the registration statement relating to the Securities and the plan interests (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities and the plan interests have been established in conformity with the Company's restated articles of incorporation and the Plan, and the Securities and the plan interests have been duly offered and sold in accordance with the terms of the Plan and any relevant agreement entered into pursuant to the Plan and as contemplated by the Registration Statement, the Securities and the plan interests will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Minnesota, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. Also, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Part II, Item 5, of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                      Very truly yours,



                                                      /s/Bruce A. Backberg
                                                      Senior Vice President and
                                                      Corporate Secretary